SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                  June 28, 1995
                                               --------------------------------

                       AMPAL-AMERICAN ISRAEL CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

NEW YORK                          0-538                    13-0435685
- -------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission               (IRS Employer
      of Incorporation)        File Number)           Identification No.)

1177 Avenue of the Americas, New York, New York                      10036
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           Zip Code

Registrant's telephone number, including area code          (212) 782-2100
                                                    ---------------------------

- -------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 28, 1995, the Registrant's indirect subsidiary, Ampal Realty Corporation (the "Purchaser"), purchased 800 Second Avenue, New York, New York (the "Property") from Massachusetts Mutual Life Insurance Company (the "Seller"). The purchase price was $45 million.

      The Property was acquired pursuant to an Agreement of Sale and Purchase between the Purchaser and the Seller, dated April 12, 1995 and amended on June 12, 1995. There is no material relationship between Seller and the Registrant or any of its affiliates, directors or officers or any associate of any such director or officer.

      Purchaser partially funded the purchase with a loan of $30,000,000 (the "Bank Loan") from Bank Hapoalim B.M. (the "Bank"). The Bank Loan bears interest at a rate per annum equal to 1% in excess of the three month London Interbank Offered Rate , payable quarterly and matures on June 28, 1996 at which time the entire outstanding principal is due. At Purchaser's request, the Bank may, but is not required to, extend the repayment of the Bank Loan until June 28, 2000, with quarterly principal payments commencing March 28, 1997 and terminating on June 28, 2000. Registrant has guaranteed $20 million of the Bank Loan. The Bank is the controlling shareholder of the Registrant.

MATERIAL FACTORS CONSIDERED BY THE REGISTRANT

      The Registrant and its subsidiaries acquire interests in businesses located in the State of Israel or that are Israel-related. Approximately 46% of the 290,000 square foot office building that is located on the Property (the "Building") is rented to the Government of Israel under a lease which expires on December 31, 2009, providing for current annual base rent of $3.5 million, with an option to extend for an additional six years. In addition, one other tenant of the Building, L.S., Inc., a company which provides litigation services, occupies more than 10% of the Building under a lease which expires on December 31, 2010, providing for current annual base rent, which includes electricity, of $.5 million.

      The Building is currently 85% occupied, with 14% of the leases scheduled to expire through March 31, 1996. The remainder of the leases are long-term leases. The occupancy rate was 66% on June 30, 1994. The current average effective annual rental per square foot is $29.93 and was $26.34 on June 30, 1994.

      Prior to acquiring the Property, the Registrant considered general regional and local economic conditions and the Property's competitive posture within that market. The Property is located in the heart of midtown Manhattan, close to the United Nations. Consequently, space in the Building is attractive to government and diplomatic offices. Since 1990, the market for real estate within Manhattan has been depressed and is beginning to show signs of improvement.

      The following is a schedule of lease expirations of the Building by year:

                                                              Percentage of
                                               Minimum Annual  Gross Annual
                Number of       Total Square      Rentals         Rentals
              Tenants Whose        Footage     Represented By  Represented By
                 Leases          Covered By       Such            Such
    Year         Expire          Such Leases      Leases          Leases
    ----         ------          -----------      ------          ------
1995             3                33,286        $  818,535       11.14%
1996             2                 7,569           336,644        4.58
1997             0                  -                -              -
1998             1                 2,948            88,440        1.20
1999             0                  -                -              -
2000             0                  -                -              -
2001             0                  -                -              -
2002             0                  -                -              -
2003             1                   540            29,979         .41
2004             1                 3,588           209,468        2.85
Thereafter       5               197,533         5,864,073       79.82
                                 -------        ----------      ------
                                 245,464        $7,347,139      100.00%
                                                ==========      =======
Currently
Vacant                            44,280
                                 -------
                                 289,744
                                 =======
      The federal tax basis of the Property (including land) is approximately $45.6 million. The allocated cost of the Building, which is $36 million, will be depreciated over its estimated useful life (40 years) on a straight-line basis.

      The Property's current estimated annual realty taxes are $1.7 million and estimated anticipated capital improvements, leasing and other expenses are $3.1 million. The realty tax rate is 10.4% of the assessed value of the Property.

     The Purchaser has engaged Newmark & Co. Real Estate, Inc. ("Newmark") to manage the Property for approximately $70,000 per year. Newmark will also be the exclusive leasing agent.

      It is the opinion of the management of the Registrant that the Property is adequately covered by insurance.

      Certain financial and operating information for the period prior to July 1, 1994 is not available because the Property was acquired by the Seller in a foreclosure proceeding.

After reasonable inquiry, the Registrant is not aware of any material factors relating to the Property, other than those set forth above, that would cause the reported financial information not to be necessarily indicative of future operating results.

                               800 SECOND AVENUE
              AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
                               TABLE OF CONTENTS


Item 7 Financial Statements, Pro Forma Financial Information and Exhibits
(a)  Financial Statements                                                 Page
- -------------------------                                                 ----
Independent Auditors' Report                                                   4

Statement of Revenues and Certain Expenses of 800 Second Avenue
 for the Period of Nine Months Ended March 31, 1995                            5

Note to Statement of Revenues and Certain Expenses of 800
 Second Avenue for the Period of Nine Months Ended March 31, 1995              6

Pro Forma Estimate of Taxable Income and Funds Generated from
 800 Second Avenue for the Period of Nine Months Ended March 31, 1995          7

Notes and Management's Assumptions to Pro Forma Estimate of
 Taxable Income and Funds Generated from 800 Second Avenue for the
 Period of Nine Months Ended March 31, 1995                                    8

(b)  Pro Forma Financial Information
- ------------------------------------
Pro Forma Consolidated Balance Sheet as of March 31, 1995
 (Unaudited)                                                                  10

Pro Forma Consolidated Statement of Income for the Year Ended
 December 31, 1994 (Unaudited)                                                11

Notes and Management's Assumptions to Pro Forma Consolidated
 Financial Statements for the Year Ended December 31, 1994
 (Unaudited)                                                                  12

Pro Forma Consolidated Statement of Income for the Three Months
 Ended March 31, 1995 (Unaudited)                                             14

Notes and Management's Assumption to Pro Forma Consolidated
 Statement of Income for the Three Months Ended March 31, 1995
 (Unaudited)                                                                  15

(c)  Exhibits
- -------------
(1)  Agreement of Sale and Purchase, dated April 12, 1995,
     between Purchaser and Seller regarding the Property
     (the "Agreement")                                                        17

(2)  Amendment dated June 12, 1995 to the Agreement                           89

(3)  Independent Auditors' Consent                                            93

ITEM 7(a)

ARTHUR ANDERSEN LLP




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To the Shareholders of Ampal-American Israel Corporation:

We have audited the accompanying statement of revenues and certain expenses of 800 Second Avenue for the nine months ended March 31, 1995. This financial statement is the responsibility of Ampal Realty Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the certain rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of 800 Second Avenue's revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 800 Second Avenue for the nine months ended March 31, 1995, in conformity with generally accepted accounting principles.

                                               ARTHUR ANDERSEN LLP

New York, New York
July 6, 1995

                               800 SECOND AVENUE
              STATEMENT OF REVENUES AND CERTAIN EXPENSES (Note 1)
              FOR THE PERIOD OF NINE MONTHS ENDED MARCH 31, 1995



REVENUES:
  Rental income                                               $6,973,736

CERTAIN EXPENSES:
  Real estate taxes                                            1,306,139
  Repairs and maintenance                                        773,448
  Bad debt expense                                               469,928
  Utilities                                                      367,240
  Property management and administration                         132,272
  Insurance                                                       17,007
                                                              ----------


     Total Certain Expenses                                    3,066,034
                                                              ----------
REVENUES IN EXCESS OF CERTAIN EXPENSES                        $3,907,702
                                                              ==========

       The accompanying note is an integral part of this statement.

                               800 SECOND AVENUE
              NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
              FOR THE PERIOD OF NINE MONTHS ENDED MARCH 31, 1995



1.  BASIS OF PRESENTATION:

The accompanying statement of revenues and certain expenses (the "financial statement") reflects the operations of 800 Second Avenue New York, New York, on which a 289,744 square foot office building is located (the "Property"). The Property was acquired by Ampal Realty Corporation ("Realty"), a subsidiary of Ampal-American Israel Corporation ("the Registrant") from an unaffiliated party on June 28, 1995.

The accompanying financial statement was prepared in accordance with certain rules and regulations of the Securities and Exchange Commission and excludes certain expenses such as interest, depreciation, and other costs not directly related to the future operations of the Property. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to those rules and regulations, although the management of the Registrant believes that the disclosures made are adequate to make the information presented not misleading.

                         PRO FORMA ESTIMATE OF TAXABLE
                          INCOME AND FUNDS GENERATED
                            FROM 800 SECOND AVENUE
              FOR THE PERIOD OF NINE MONTHS ENDED MARCH 31, 1995
                                  (UNAUDITED)



The following presents unaudited estimates of taxable income for the period of nine months ended March 31, 1995. These estimates do not purport to represent actual or expected results of operations of the Property for any period in the future. The estimates were prepared on the basis described in the accompanying notes, which should be read in conjunction herewith.

REVENUES:
  Rental income                                               $6,973,736

CERTAIN EXPENSES:
  Real estate taxes                                            1,306,139
  Repairs and maintenance                                        773,448
  Bad debt expense                                               469,928
  Utilities                                                      367,240
  Property management and administration                         132,272
  Insurance                                                       17,007
                                                              ----------


     Total Certain Expenses                                    3,066,034
                                                              ----------
REVENUES IN EXCESS OF CERTAIN EXPENSES                         3,907,702

Pro Forma Adjustments:

Less:
  Depreciation                                                   675,000
                                                              ----------
  Pro Forma Estimate of Taxable Income                         3,232,702

Add:
  Depreciation                                                   675,000
                                                              ----------
  Pro Forma Estimate of Funds Generated                       $3,907,702
                                                              ==========

     The accompanying notes and management's assumptions are an integral part of this statement.

                      NOTES AND MANAGEMENT'S ASSUMPTIONS
                  TO PRO FORMA ESTIMATE OF TAXABLE INCOME AND
                             FUNDS GENERATED FROM
                              800 SECOND AVENUE
        FOR THE PERIOD OF NINE MONTHS ENDED MARCH 31, 1995 (UNAUDITED)



1. The historical operating income of the Property is derived from the Statement of Revenues and Certain Expenses of the Property for the period of nine months ended March 31, 1995 contained elsewhere in this filing. The Property was purchased by a subsidiary of the Registrant on June 28, 1995.

2. The computation of depreciation is based upon the allocated cost of the Property's building ($36 million) over a 40-year useful life.

Item 7(b)  PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Consolidated Balance Sheet as of March 31, 1995, and the Pro Forma Consolidated Statement of Income for the year ended December 31, 1994, and three months ended March 31, 1995 have been prepared to reflect the acquisition transaction and the adjustments described in the accompanying notes. The pro forma financial information is based on the historical consolidated financial statements of Ampal-American Israel Corporation (the "Registrant") and its Subsidiaries (the "Company") and should be read in conjunction with the notes and management's assumptions thereto. The Pro Forma Consolidated Balance Sheet was prepared as if the acquisition transaction occurred on March 31, 1995. The pro forma consolidated statements of income for the year ended December 31, 1994 and for the three months ended March 31, 1995 were prepared assuming the transaction occurred on the first day of each of the periods presented. The pro forma consolidated statements of income for the year ended December 31, 1994 and for the three months ended March 31, 1995 include results of operations of 800 Second Avenue ("the Property") for the year and the three months ended June 30, 1995. The accounting information for the period prior to July 1, 1994 is not available since the property was acquired by the former owner in a foreclosure proceeding. The pro forma financial information is unaudited and not necessarily indicative of the consolidated results which actually would have occurred if the acquisition transaction had been consummated at the beginning of the period presented, nor does it purport to represent the future financial position and results of operations for future periods.

AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
(Dollars in thousands)
                                                                  March 31, 1995
                                                ----------------------------------------
                                                                 Pro Forma
                                                Historical     Adjustments     Pro Forma
                                                ----------     ------------    ---------
ASSETS
Cash and cash equivalents                        $ 49,629       $(15,620)(a)   $ 34,009
Deposits, notes and loans receivable:
  Related parties                                  80,565                        80,565
  Others                                            1,932                         1,932
Investments                                       129,139                       129,139
Real estate, rental property, less
 accumulated depreciation of $4,654                13,656         45,620 (b)     59,276
Property and equipment, less accumulated
 depreciation of $7,486                            17,306                        17,306
Other assets                                       45,866                        45,866
                                                 --------                      --------
TOTAL ASSETS                                     $338,093                      $368,093
                                                 ========                      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES Notes and loans payable:
  Related parties                                $ 21,746         30,000 (b)   $ 51,746
  Others                                           19,611                        19,611
Debentures                                         80,340                        80,340
Accounts and income taxes payable, accrued
 expenses and minority interests                   40,718                        40,718
                                                 --------                      --------
        Total liabilities                         162,415                       192,415
                                                 --------                      --------

SHAREHOLDERS' EQUITY
4% Cumulative, Participating, Convertible
 Preferred Stock, $5 par value;  authorized
 650,000 shares;  issued and outstanding
 205,785 and 206,608 shares                         1,029                         1,029

6-1/2% Cumulative, Convertible Preferred Stock,
 $5 par value; authorized  4,282,850 shares;
 issued and outstanding 1,109,242 and 1,114,927
 shares                                             5,546                         5,546

Class A Stock, $1 par value;  authorized
 30,000,000 shares;  issued and outstanding
 20,861,688 and 20,840,518 shares                  20,862                        20,862

Common Stock, $1 par value;  authorized, issued
 and outstanding 3,000,000 shares                   3,000                         3,000

Additional paid-in capital                         57,197                        57,197
Retained earnings                                  90,593                        90,593
Cumulative translation adjustments                 (1,999)                       (1,999)
Unrealized loss on marketable securities             (550)                         (550)
                                                 --------                      --------
        Total shareholders' equity                175,678                       175,678
                                                 --------                      --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $338,093                      $368,093
                                                 ========                      ========



The accompanying notes and management's assumptions to the consolidated financial statements are an integral part of this statement.

AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands, except per share data)

                                                      Year Ended December 31, 1994
                                                ----------------------------------------
                                                                Pro Forma
                                                Historical     Adjustments     Pro Forma
                                                ----------     ------------    ---------
REVENUES:
Equity in earnings of affiliates                 $  5,793                      $  5,793
Food processing and manufacturing                  43,753                        43,753
Interest:
 Related parties                                   15,823                        15,823
 Others                                             2,135           (742)(a)      1,393
Gains on issuance of shares by subsidiary and
 affiliate                                          2,692                         2,692
Realized and unrealized gains on investments        5,525                         5,525
Rental income                                       3,390          9,245 (b)     12,635
Other                                               1,832                         1,832
                                                 --------                      --------
     Total revenues                                80,943                        89,446
                                                 --------                      --------

EXPENSES:
Food processing and manufacturing                  34,447                        34,447
Interest:
 Related parties                                    3,781          1,662 (c)      5,443
 Others                                            15,328                        15,328
Other                                                              3,850 (b)
                                                   14,466            900 (d)     19,216
                                                 --------                      --------
     Total expenses                                68,022                        74,434
                                                 --------                      --------
Income before income taxes                         12,921                        15,012
Income taxes                                        5,587            732 (e)      6,319
                                                 --------                      --------

     NET INCOME                                  $  7,334                      $  8,693
                                                 ========                      ========

Earnings per Class A share                          $ .27                         $ .32
                                                    =====                         =====

Weighted average number of Class A and
 equivalent shares outstanding (in thousands)      24,526                        24,526






The accompanying notes and management's assumptions to the consolidated financial statements are an integral part of this statement.

              AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
                      NOTES AND MANAGEMENT'S ASSUMPTIONS
                                 TO PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE YEAR ENDED DECEMBER 31, 1994 (UNAUDITED)



1.  BASIS OF PRESENTATION:

The Company acquired 800 Second Avenue, New York, New York on which a 290,000 square foot office building is located ("the Property"), through its subsidiary Ampal Realty Corporation ("Realty") for a total cost of approximately $45.6 million, which included closing and other costs of approximately $.6 million.

The accompanying unaudited pro forma consolidated balance sheet is presented as if the acquisition transaction occurred on March 31, 1995. Certain amounts have been reclassified to conform with the current presentation.

The accompanying unaudited pro forma consolidated statement of income is presented as if the acquisition transaction occurred on January 1, 1994.

These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company as of December 31, 1994 and March 31, 1995. In management's opinion, all material adjustments necessary to reflect the effects of the acquisition of the Property by the Company have been made.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the actual financial position of the Company as of March 31, 1994, or what the actual results of operations of the Company would have been assuming the acquisition of the Property had been completed as of January 1, 1994, nor are they necessarily indicative of the results of operations for future periods.

2.  ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET:

(a) To reflect pro forma cash and cash equivalents as if the cash investment ($15.6 million) in the Property had been made as of March 31, 1995.

(b) To reflect the pro forma acquisition of the Property for approximately $45.6 million and the related note payable ($30 million) as if the Property was purchased on March 31, 1995.

              AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
                      NOTES AND MANAGEMENT'S ASSUMPTIONS
                                 TO PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE YEAR ENDED DECEMBER 31, 1994 (UNAUDITED)
                                  (CONTINUED)


3.  ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(a) To reflect a reduction in interest income as if the cash investment ($15.6 million) had been made at the beginning of the period, using an interest rate of 4.64% which was the Company's actual yield for the fiscal year ended December 31, 1994.

(b) To reflect rental income and operating expenses as reported by the Property for the period July 1, 1994 to June 30, 1995.

(c) To reflect an increase in interest expense related to the $30 million note payable at an interest rate based on a three-month London Interbank Offered Rate ("Libor") plus 1% for the acquisition of the Property as if the note has been outstanding for the entire period.

(d) To reflect depreciation expense for the Property over a 40-year useful life for the Property's building and improvements using an allocated cost to the property of $36 million as if the Property was purchased on January 1, 1994.

(e)  To reflect a tax provision on the above pro forma adjustments.

AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands, except per share data)

                                                   Three Months Ended March 31, 1995
                                                -------------------------------------
                                                                Pro Forma
                                                Historical     Adjustments  Pro Forma
                                                ----------     -----------  ---------

REVENUES:
Equity in earnings of affiliates                 $  2,723                      $  2,723
Food processing and manufacturing                  11,282                        11,282
Interest:
 Related parties                                    2,211                         2,211
 Others                                             1,259           (202)(a)      1,057
Realized and unrealized gains on investments          722                           722
Rental income                                         969          2,270 (b)      3,239
Other                                                 443                           443
                                                 --------                      --------
     Total revenues                                19,609                        21,677
                                                 --------                      --------

EXPENSES:
Food processing and manufacturing                  10,536                        10,536
Interest:
 Related parties                                      786            550 (c)      1,336
 Others                                             2,937                         2,937
Other                                                                784 (b)
                                                    1,744            225 (d)      2,753
                                                 --------                      --------

     Total expenses                                16,003                        17,562
                                                 --------                      --------
Income before income taxes                          3,606                         4,115
Income taxes                                        2,020            178 (e)      2,198
                                                 --------                      --------

     NET INCOME                                  $  1,586                      $  1,917
                                                 ========                      ========

Earnings per Class A share                          $ .06                         $ .07
                                                    =====                         =====

Weighted average number of Class A and
 equivalent shares outstanding (in thousands)      25,218                        25,218


     The accompanying notes and management's assumptions to the consolidated financial statements are an integral part of this statement.




              AMPAL-AMERICAN ISRAEL CORPORATION AND SUBSIDIARIES
                NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA
                       CONSOLIDATED STATEMENT OF INCOME
                          FOR THE THREE MONTHS ENDED
                                MARCH 31, 1995
                                  (UNAUDITED)



1.  BASIS OF PRESENTATION:

The accompanying unaudited pro forma consolidated statement of income is presented as if the Company's acquisition of the Property had been made as of January 1, 1995.

The pro forma financial statement should be read in conjunction with the historical financial statements and notes thereto of the Company as of March 31, 1995. In management's opinion, all material adjustments necessary to reflect the effects of the acquisition of the Property by the Company have been made.

The unaudited pro forma financial statement is not necessarily indicative of what the actual results of operations of the Company would have been assuming the acquisition of the Property had been completed as of January 1, 1995, nor are they necessarily indicative of the results of operations for future periods.


2.  ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(a) To reflect pro forma adjustments to interest income as if the cash investment ($15.6 million) had been made prior to this period, using an interest rate of 5.1%, which was the Company's actual yield for the three month period ended March 31, 1995.

(b) To reflect rental income and operating expenses as reported by the Property for the period April 1, 1995 to June 30, 1995.

(c) To reflect an increase in interest expense related to the $30 million note payable at an interest rate based on a three-month London Interbank Offered Rate ("Libor") plus 1% for the acquisition of the Property as if the note has been outstanding for the entire period.

(d) To reflect an increase in depreciation expense for the Property over a 40-year useful life for the Property's building and improvements using a cost basis of $36 million as if the Property had been owned for the entire period.

(e)  To reflect a tax provision on the above pro forma adjustments.

            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMPAL-AMERICAN ISRAEL CORPORATION



Date: July 13, 1995           By: /s/ Lawrence Lefkowitz
      -------------               ----------------------
                                    Lawrence Lefkowitz, President

                                EXHIBIT INDEX
                                -------------
Exhibit
  No.                         Description
- -------                       -----------

  (1) Agreement of Sale and Purchase, dated April 12, 1995, between Purchaser and Seller regarding the Property
            (the "Agreement")

  (2)       Amendment dated June 12, 1995 to the Agreement

  (3)       Independent Auditors' Consent